CONSENT OF COUNSEL
We hereby consent to the use of our name and to the reference to our firm under the caption “The Proposed Reorganization—Federal Income Tax Considerations” in the Joint Proxy Statement/Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-14 for AIM Funds Group (Invesco Funds Group) (File No. 333-170762).

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP
Philadelphia, Pennsylvania
December 27, 2010